Exhibit 99.1

Equinix Closes Additional Financing for Washington, D.C. Area Expansion


    FOSTER CITY, Calif.--(BUSINESS WIRE)--Jan. 3, 2007--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced that it has received $40 million in additional financing for the expansion of its Washington, D.C. area data center campus as originally outlined in an announcement on September 18, 2006.

    Equinix is increasing the existing mortgage on its Washington, D.C. area campus from $60 million to $100 million, on the same terms as the initial mortgage, which is a fixed rate of 8% and a 20-year term. Equinix intends to use the additional funding as part of its previously announced expansion strategy for the D.C. area (http://www.equinix.com/press/press/2006/09_18_06.html).

    Equinix is building out an existing shell on the campus and intends to open the new Internet Business Exchange(TM) (IBX(R)) center for customers this month. The Washington, D.C. area campus is located in the Dulles Corridor and is home to many of the region's technology companies. The new IBX will add approximately 100,000 gross square feet and increase sellable cabinets by 1,700 to meet increasing demand in the Washington, D.C. area. Separately, the company received rezoning approval over the past summer, enabling Equinix to increase its build out capacity on the campus by approximately 100,000 square feet.

    "The receipt of financing for the new Washington, D.C. area IBX, in addition to the $110 million in financing for our Chicago build, which we expect to close in the next few weeks, will enable us to execute on our vision and maximize flexibility in managing our expansion plans without dilution to our shareholders," said Peter Van Camp, CEO of Equinix. "The new Washington, D.C. area IBX will accommodate the strong pipeline already built for this center and solidify our position as the leading provider of colocation and network exchange services."

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 10 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; failure to complete any financing arrangements contemplated from time to time; failure to receive the proceeds from our loan commitments as expected; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any regulatory review of past stock option grants and practices or any litigation relating to such grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.


    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com